Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in Amendment No. 1 to the Annual Report on Form 40-F for the year ended December 31, 2021 of Sierra Metals Inc. of our report dated March 14, 2022 relating to the consolidated financial statements, which appears in Exhibit 99.1 of Amendment No. 1 to the Annual Report on Form 40-F dated March 21, 2022.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 14, 2022

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.